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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-98715, 33-34753, 33-53385, 333-77601,
333-38224, 333-41654, 333-59814, 333-101005 and 333-120245) of Teleflex
Incorporated of our report dated March 7, 2005 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Philadelphia, PA
March 9, 2005